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                                                                      EXHIBIT 12

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
       FOR THE QUARTERS AND NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                             (DOLLARS IN MILLIONS)

                                                               QUARTER         NINE MONTHS
                                                             ------------    ----------------
                                                             1999    1998     1999      1998
                                                             ----    ----    ------    ------
EARNINGS:
Income from continuing operations before minority interests
  and income taxes.........................................  $247    $410    $1,065    $1,120
Fixed charges, excluding capitalized interest..............   147     175       435       542
                                                             ----    ----    ------    ------
                                                             $394    $585    $1,500    $1,662
                                                             ====    ====    ======    ======
FIXED CHARGES:
Interest charged to expense................................  $122    $142    $  351    $  440
Interest portion of rental expense and amortization of
  deferred loan costs......................................    26      33        84       102
                                                             ----    ----    ------    ------
Fixed charges, excluding capitalized interest..............   148     175       435       542
Capitalized interest.......................................     4       6        16        16
                                                             ----    ----    ------    ------
                                                             $152    $181    $  451    $  558
                                                             ====    ====    ======    ======
Ratio of earnings to fixed charges.........................  2.59    3.23      3.33      2.98
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